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                                                                    Exhibit 99.1


                          ASPEN TECHNOLOGY TO ANNOUNCE
                               PRELIMINARY RESULTS

         CAMBRIDGE, Mass. - October 2,1998 - Aspen Technology, Inc. (NASDAQ:
AZPN) today announced that the company has requested NASDAQ to suspend trading pending a release prior to opening of trading on Monday. The release will be on preliminary results for the first quarter of fiscal 1999, which suggest an unexpected shortfall in revenue and earnings.

         This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the risks set forth under the caption "Risk Factors" in Aspen Technology's Current Report on Form 10-K filed on September 28, 1998, which factors are incorporated herein by reference.

ABOUT ASPENTECH

         Aspen Technology, Inc., is a leading supplier of software and services for the analysis, design and automation of process manufacturing plants in industries such as chemical, petroleum, pharmaceuticals, electric power, pulp and paper, and metals. Process manufacturers use AspenTech's solutions to improve the way they design, operate and manage their plants. These solutions enable customers to reduce their raw material, energy, and capital expenses, meet environmental and safety regulations, improve product quality, and shorten the time required to get new production processes on stream. AspenTech is headquartered in Cambridge, Massachusetts, with offices in 21 countries worldwide. AspenTech, Plantelligence, True Potential and the AspenTech logo are USPTO registered trademarks of Aspen Technology, Inc.